Exhibit (h)(5)

BOARD RESOLUTIONS REGARDING EXPENSE LIMITATION ARRANGEMENTS

In connection with the agreement by Legg Mason Partners Fund Advisor, LLC to waive fees and/or reimburse operating expenses of the funds to the amounts presented to and described to the Board of Trustees (as summarized below), the following resolutions were duly adopted by the Board of Trustees of the Registrant and have not been modified or rescinded:

FUND EXPENSE CAP ARRANGEMENTS

RESOLVED:

With respect to the Trust, on behalf of each applicable Fund of the Trust, that the waiver of fees and/or reimbursement, as applicable, of operating expenses to the extent necessary to limit total operating expenses (other than the exceptions disclosed in the Summary Prospectus, the Prospectus and the Statement of Additional Information for a Fund) to the amounts as presented to and described at this meeting, subject to recapture terms as presented to and described at this meeting and in the such Summary Prospectus, the Prospectus and the Statement of Additional Information, are hereby approved; and further

RESOLVED:

That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to update the Summary Prospectus, the Prospectus and the Statement of Additional Information, with such amendments or applicable filings to include such other revisions as such officers may deem appropriate; and further

RESOLVED:

That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to take all actions and to execute all documents necessary to give full effect to the foregoing resolutions in such manner or such forms as such officers shall approve in their reasonable discretion, in each case as conclusively evidenced by their actions or signatures

LEGG MASON PARTNERS EQUITY TRUST

Retail Funds:

Fund Name	Share Class	Cap Level	Expiration Date
ClearBridge Aggressive Growth Fund*	A	1.25	12/31/22
	C	2.00	12/31/22
	FI	1.25	12/31/22
	I	0.90	12/31/22
	IS	0.80 Not to exceed I	12/31/22
	R	1.50	12/31/22
ClearBridge All Cap Value Fund*	A	none	12/31/22
	C	1.90	12/31/22
	I	0.80	12/31/22
	IS	0.70 Not to exceed I	12/31/22
	R	1.40	12/31/22
ClearBridge Appreciation Fund*	A	1.15	12/31/22
	C	1.90	12/31/22
	FI	1.05	12/31/22
	I	0.80	12/31/22
	IS	0.70 Not to exceed I	12/31/22
	R	1.40	12/31/22
ClearBridge Dividend Strategy Fund*	1	1.15 Not to exceed A	12/31/22
	A	1.15	12/31/22
	C	1.90	12/31/22
	FI	1.15	12/31/22
	I	0.80	12/31/22
	IS	0.70 Not to exceed I	12/31/22
	R	1.40	12/31/22
ClearBridge International Value Fund*	A	1.25	12/31/22
	C	2.00	12/31/22
	I	0.90	12/31/22
	IS	0.80 Not to exceed I	12/31/22
	R	1.50	12/31/22
ClearBridge International Small Cap Fund*	A	1.40	12/31/22
	A2	1.60	12/31/22
	C	2.15	12/31/22
	I	1.05	12/31/22
	IS	0.95 Not to exceed I	12/31/22
	R	1.65	12/31/22
ClearBridge Large Cap Growth Fund*	A	1.10	12/31/22
	C	1.90	12/31/22
	I	0.80	12/31/22
	IS	0.70 Not to exceed I	12/31/22

Fund Name	Share Class	Cap Level	Expiration Date
	R	1.40	12/31/22
	O	0.74	12/31/22
ClearBridge Large Cap Value Fund*	1	At A2 Level	12/31/22
	A	1.15	12/31/22
	A2	1.42	12/31/22
	C	1.90	12/31/22
	I	0.80	12/31/22
	IS	0.70 Not to exceed I	12/31/22
	R	1.40	12/31/22
ClearBridge Mid Cap Fund*	1	At A Level	12/31/22
	A	1.20	12/31/22
	C	1.95	12/31/22
	I	0.85	12/31/22
	IS	0.75 Not to exceed I	12/31/22
	R	1.45	12/31/22
ClearBridge Mid Cap Growth Fund*	A	1.20	12/31/22
	A2	1.40	12/31/22
	C	1.95	12/31/22
	I	0.85	12/31/22
	IS	0.75 Not to exceed I	12/31/22
	R	1.45	12/31/22
ClearBridge Select Fund[1]	A	1.50	12/31/22
	A2	1.70	12/31/22
	C	2.25	12/31/22
	FI	1.50	12/31/22
	R	1.75	12/31/22
	I	1.15	12/31/22
	IS	1.05 Not to exceed I	12/31/22
ClearBridge Small Cap Growth Fund*	1	At A Level	12/31/22
	A	1.28	12/31/22
	C	2.09	12/31/22
	FI	1.35	12/31/22
	I	1.00	12/31/22
	IS	0.90 Not to exceed I	12/31/22
	R	1.60	12/31/22
ClearBridge Small Cap Value Fund*	A	1.35	12/31/22
	C	2.10	12/31/22
	I	1.00	12/31/22
	IS	0.90 Not to exceed I	12/31/22
	R	1.60	12/31/22
ClearBridge Sustainability Leaders Fund[2]	A	1.20	12/31/22
	A2	1.40	12/31/22

Fund Name	Share Class	Cap Level	Expiration Date
	C	1.95	12/31/22
	FI	1.20	12/31/22
	I	0.85	12/31/22
	IS	0.75 Not to exceed I	12/31/22
	R	1.45	12/31/22
ClearBridge Tactical Dividend Income Fund*	A	1.25	12/31/22
	A2	1.45	12/31/22
	C	2.00	12/31/22
	I	1.00	12/31/22
	IS	0.90 Not to exceed I	12/31/22
	R	1.50	12/31/22
QS Global Dividend*	A	1.30	12/31/22
	A2	1.50	12/31/22
	C	2.05	12/31/22
	FI	1.30	12/31/22
	R	1.55	12/31/22
	I	0.95	12/31/22
	IS	0.85 Not to exceed I	12/31/22
QS Global Equity Fund*	1	At A Level	12/31/22
	A	1.30	12/31/22
	C	2.05	12/31/22
	I	0.95	12/31/22
	IS	0.90 Not to exceed I	12/31/22
	R	1.55	12/31/22
QS S&P 500 Index Fund*	A	0.59	12/31/22
	D	0.39	12/31/22
QS U.S. Large Cap Equity Fund*	A	1.05	12/31/22
	C	1.80	12/31/22
	FI	1.05	12/31/22
	I	0.80	12/31/22
	IS	0.70 Not to exceed I	12/31/22
	R	1.30	12/31/22

Allocation Funds:

Fund Name	Share Class	Cap Level	Expiration Date
QS Defensive Growth*	A	0.80	12/31/22
	C1	1.25	12/31/22
	C	1.55	12/31/22
	I	0.25	12/31/22
	IS	0.15 Not to exceed I	12/31/22

Fund Name	Share Class	Cap Level	Expiration Date
	R	0.80	12/31/22
QS Conservative Growth*	A	0.80	12/31/22
	C	1.55	12/31/22
	I	0.25	12/31/22
	IS	0.15 Not to exceed I	12/31/22
	R	0.80	12/31/22
QS Moderate Growth*	A	0.80	12/31/22
	C	1.55	12/31/22
	I	0.25	12/31/22
	IS	0.15 Not to exceed I	12/31/22
	R	0.80	12/31/22
QS Growth*	A	0.80	12/31/22
	C	1.55	12/31/22
	I	0.25	12/31/22
	IS	0.15 Not to exceed I	12/31/22
	R	0.80	12/31/22

*

Standard – The expense cap arrangements stated for the fund do not include the following expenses that may be incurred by the fund: interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses.

[1]	other than interest, brokerage, taxes, extraordinary expenses, expenses related to short sales and acquired fund fees and expenses
[2]	other than interest, brokerage, taxes and extraordinary expenses

The expense cap arrangements will continue for the applicable Fund until the date specified above, unless modified or terminated prior to that date by agreement of LMPFA and the Board, and that this arrangement may be terminated at any time after such date by LMPFA; The expense cap arrangement is subject to the following: that the arrangement may be modified by LMPFA to decrease total annual operating expenses of a class or Fund at any time; that LMPFA is permitted to recapture amounts waived or reimbursed to the Fund within the fiscal year in which LMPFA earned the fee or incurred the expense if the Fund’s total annual operating expenses have fallen to a level below the limit described above; and that in no case will LMPFA recapture any amount that would result, on any particular business day of the Fund, in the Fund’s total annual operating expenses exceeding the limit described above or any other limit then in effect. In addition, for ClearBridge Funds (excluding ETFs), the Fund’s management fee will be waived to an extent sufficient to offset any net management fee payable in connection with an investment in an affiliated money market fund. This management fee waiver is not subject to the recapture provision.